Exhibit 99

U.S. Xpress Enterprises, Inc. Reports Second Quarter 2019 Results

U.S. Xpress Enterprises, Inc. (the “Company”) today announced results for the second quarter of 2019.

Second Quarter 2019 Highlights

•	Operating revenue of $413.9 million compared to $449.8 million in the second quarter of 2018
•	Operating income of $8.8 million compared to $20.0 million in the second quarter of 2018
•	Operating ratio of 97.9% compared to 95.5% in the second quarter of 2018
•	Adjusted operating ratio[1], a non-GAAP measure, of 97.5% compared to 93.4% in the second quarter of 2018
•	Net income attributable to controlling interest of $2.7 million, or $0.05 per diluted share, compared to $0.6 million in the second quarter of 2018
•	Adjusted net income attributable to controlling interest[1], a non-GAAP measure, of $2.9 million, or $0.06 per diluted share, compared to $11.3 million in the second quarter of 2018

Second Quarter Financial Performance

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating revenue	$413,862	$449,758	$829,225	$875,466
Revenue, excluding fuel surcharge	$371,184	$402,808	$746,496	$785,666
Operating income	$8,787	$20,018	$21,425	$34,872
Adjusted operating income[1]	$9,317	$26,455	$25,355	$41,309
Operating ratio	97.9%	95.5%	97.4%	96.0%
Adjusted operating ratio[1]	97.5%	93.4%	96.6%	94.7%
Net income attributable to controlling interest	$2,672	$615	$7,393	$1,774
Adjusted net income attributable to controlling interest[1]	$2,912	$11,286	$10,182	$12,445
Earnings per diluted share	$0.05	$0.04	$0.15	$0.17
Adjusted earnings per diluted share[1]	$0.06	$0.79	$0.21	$1.19

Eric Fuller, President and CEO, commented, “The freight market remained challenging through the second quarter driven by weaker than seasonal demand combined with capacity growth as a result of more favorable market conditions in 2018.  This supply - demand imbalance severely pressured spot pricing through the quarter which adversely impacted parts of our business.  Looking forward, we expect conditions to firm, as capacity slowly exits the market while at the same time we approach a more seasonally busy time of the year. We believe we have the strategy, management team, revenue base, modern fleet, and capital structure that position us very well to execute upon our initiatives, drive further operational gains, and deliver long term value for our shareholders.”

Enterprise Update

Operating revenue was $413.9 million, a decrease of $35.9 million compared to the second quarter of 2018. Excluding revenue from the Company’s Mexico operations which were discontinued in January 2019, operating revenue decreased $22.4 million. The decrease was primarily attributable to a decrease of $18.9 million in Brokerage revenue and to a lesser extent a 1.4% reduction in average revenue miles per tractor per week.

Operating income for the second quarter of 2019 was $8.8 million compared to $20.0 million in the second quarter of 2018. Adjusted operating income1 for the second quarter of 2019 was $9.3 million, compared to $26.5 million for the 2018 quarter. Operating ratio for the second quarter of 2019 was 97.9% and adjusted operating ratio1 97.5%.

Net income attributable to controlling interest for the second quarter of 2019 was $2.7 million compared to $0.6 million in the prior year quarter.  Adjusted net income attributable to controlling interest1 for the second quarter of 2019 was $2.9 million, compared to $11.3 million in the 2018 quarter. Earnings per diluted share were $0.05 for the second quarter of 2019 and adjusted earnings per diluted share1 were $0.06.

Truckload Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Over the road
Average revenue per tractor per week*	$3,625	$3,957	$3,621	$3,890
Average revenue per mile*	$1.956	$2.023	$1.970	$1.997
Average revenue miles per tractor per week	1,853	1,956	1,838	1,952
Average tractors	3,611	3,578	3,614	3,605
Dedicated
Average revenue per tractor per week*	$4,018	$3,647	$3,990	$3,598
Average revenue per mile*	$2.355	$2.234	$2.346	$2.209
Average revenue miles per tractor per week	1,706	1,632	1,700	1,629
Average tractors	2,674	2,721	2,666	2,672
Consolidated
Average revenue per tractor per week*	$3,792	$3,823	$3,777	$3,771
Average revenue per mile*	$2.118	$2.105	$2.123	$2.078
Average revenue miles per tractor per week	1,791	1,816	1,779	1,814
Average tractors	6,285	6,299	6,280	6,277
* Excluding fuel surcharge revenues
The above table excludes revenue, miles and tractors for services performed in Mexico.

Mr. Fuller said, “The more challenging freight market through the second quarter pushed spot pricing down by more than 30% in our OTR division which adversely impacted our OTR results.  These headwinds overshadowed what remained a strong contract market where contract rates rose 8%, year over year, in our OTR division.  Conversely, our Dedicated division performed well in the second quarter as average revenue per tractor per week grew 10.2% driven by our initiative to improve our customer mix as well as our execution.  Of note, Dedicated rates were up 5.4% in the second quarter and the outlook for this division remains positive.”

Mr. Fuller added, “Our drivers remain our most important asset and in an effort to improve driver satisfaction we created a new driver development program.  This program provides continuous learning opportunities for our drivers with the goal of providing the knowledge, skills and abilities necessary for a successful career.  While still early in its roll out, we are seeing positive results from those drivers who have completed this training versus those who have not.   We are optimistic that, overtime, this training will improve our drivers’ satisfaction and retention while also reducing their accident rate and the Company’s insurance expense.”

In the Over-the-Road division, average revenue per tractor per week declined 8.4% compared with the second quarter of 2018. Average revenue per mile decreased 3.3% compared with the 2018 quarter, while average revenue miles per tractor per week decreased 5.3%.  The impact on average revenue per tractor per week resulted from the less favorable freight environment.

The Dedicated division’s average revenue per tractor per week increased 10.2% compared to the second quarter of 2018. The increase was primarily the result of a 5.4% increase in average revenue per mile and a 4.5% increase in average revenue miles per tractor per week. The increase in utilization and revenue per mile was the result of successful efforts made in 2018 designed to improve the business mix by allocating capital to new and existing accounts with a better combination of rate and utilization.

Brokerage Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Brokerage revenue	$39,457	$58,361	$85,701	$112,902
Gross margin %	16.1%	12.2%	16.9%	13.1%
Load Count	29,701	42,135	63,520	81,385

The Brokerage segment continues to provide additional selectivity for the Company’s assets to optimize yield while at the same time offering more capacity solutions to customers. Brokerage segment revenue decreased to $39.5 million in the second quarter of 2019 compared to $58.4 million in the second quarter of 2018, on fewer loads and decreased revenue per load.  Brokerage operating income was $1.3 million in the second quarter of 2019 as compared to $1.4 million in the year ago quarter.

Liquidity and Capital Resources

As of June 30, 2019, we had $121.0 million of liquidity (defined as cash plus availability under the Company’s revolving credit facility), $436.9 million of net debt (defined as long-term debt, including current maturities, less cash balances), and $239.6 million of total stockholders' equity. Capital expenditures, net of proceeds, related primarily to tractors and trailers were $90.4 million in the first half of 2019.

Outlook

Mr. Fuller commented, “The freight environment has remained under pressure through the summer though we do expect conditions to firm, as capacity slowly exits the market while at the same time we approach a more seasonally busy time of the year. For the full year 2019, we expect our full year adjusted operating ratio1 to be in a range from 95.5% to 97.5%.  To provide context, the high end of our full year guidance range assumes that the current market environment as experienced through June and July persists through year end.”

Conference Call

The Company will hold a conference call to discuss its second quarter results at 5:00 p.m. (Eastern Time) on August 1, 2019.  The conference call can be accessed live over the by phone dialing 1-877-423-9813 or, for international callers, 1-201-689-8573 and requesting to be joined to the U.S. Xpress Second Quarter 2019 Earnings Conference Call. A replay will be available starting at 8:00 p.m. (Eastern Time) on August 1, 2019, and can be accessed by dialing 1-844-512-2921 or, for international callers, 1-412-317-6671. The passcode for the replay is 13692290. The replay will be available until 11:59 p.m. (Eastern Time) on August 8, 2019.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at investor.usxpress.com. The online replay will remain available for a limited time beginning immediately following the call. Supplementary information for the conference call will also be available on this website.

(1) Non-GAAP Financial Measures

In addition to our net income determined in accordance with U.S. generally accepted accounting principles (‘‘GAAP’’), we evaluate operating performance using certain non-GAAP measures, including Adjusted Operating Ratio, Adjusted Operating Income, Adjusted Net Income Attributable to Controlling Interest, and Adjusted EPS (on a consolidated and, as applicable, segment basis). Management believes the use of non-GAAP measures assists investors and securities analysts in understanding the ongoing operating performance of our business by allowing more effective comparison between periods. Further, management uses non-GAAP Adjusted Operating Ratio, Adjusted Operating Income, Adjusted Net Income Attributable to Controlling Interest, and Adjusted EPS measures on a supplemental basis to remove items that may not be an indicator of performance from period-to-period. The non-GAAP information provided is used by our management and may not be comparable to similar measures disclosed by other companies. The non-GAAP measures used herein have limitations as analytical tools and should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. You should not consider the non-GAAP measures used herein in isolation or as substitutes for analysis of our results as reported under GAAP. Management compensates for these limitations by relying primarily on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of Adjusted Operating Ratio, Adjusted Operating Income, Adjusted Net Income Attributable to Controlling Interest, and Adjusted EPS to the most comparable GAAP financial measures at the end of this press release.

About U.S. Xpress Enterprises

Founded in 1985, U.S. Xpress Enterprises, Inc. is the nation’s fifth largest asset-based truckload carrier by revenue, providing services primarily throughout the United States. We offer customers a broad portfolio of services using our own truckload fleet and third‐party carriers through our non‐asset‐based truck brokerage network. Our modern fleet of tractors is backed up by a team of committed professionals whose focus lies squarely on meeting the needs of our customers and our drivers.

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," “outlook,” “strategy,” “target,” “optimistic,” “focus,” “continue,” “will,” “could,” “should,” “may,” and similar terms and phrases. In this press release, such statements may include, but are not limited to, statements in the "Outlook" section, statements regarding the freight environment, our network efficiency, expected adjusted operating ratio and capital expenditures, the expected impact of our driver initiatives, and the productivity of our operations for the balance of 2019, and any other statements concerning: any projections of earnings, revenues, cash flows, capital expenditures, or other financial items; any statement of plans, strategies, or objectives for future operations; any statements regarding future economic or industry conditions or performance; and any statements of belief and any statements of assumptions underlying any of the foregoing. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: general economic conditions, including inflation and consumer spending; political conditions and regulations, including future changes thereto; changes in tax laws or in their interpretations and changes in tax rates; future insurance and claims experience, including adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results; impact of pending or future legal proceedings; future market for used revenue equipment and real estate; future revenue equipment prices; future capital expenditures, including equipment purchasing and leasing plans and equipment turnover (including expected trade-ins); expected fleet age; future depreciation and amortization; changes in management’s estimates of the need for new tractors and trailers; future ability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements; our ability to maintain compliance with the provisions of our credit agreement; expected freight environment, including freight demand, rates, capacity, and volumes; future asset utilization; loss of one or more of our major customers; our ability to renew dedicated service offering contracts on the terms and schedule we expect; surplus inventories, recessionary economic cycles, and downturns in customers' business cycles; strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified professional drivers and independent contractors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs, decrease efficiency, or reduce the availability of drivers, including revised hours-of-service requirements for drivers and the Federal Motor Carrier Safety Administration’s Compliance, Safety, Accountability program that implemented new driver standards and modified the methodology for determining a carrier’s Department of Transportation safety rating; future safety performance; our ability to reduce, or control increases in, operating costs; future third-party service provider relationships and availability; execution of the Company’s current business strategy or changes in the Company’s business strategy; the ability of the Company’s infrastructure to support future organic or inorganic growth; our ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; in relation to exiting our fixed cost investment in U.S.-Mexico cross border business, the actual costs of severance, leased vehicle turn-in, equipment repositioning, and other expenses associated with exiting the operations; the impact of supply and demand on availability and pricing of replacement loads for tractors in our U.S. network; the prices obtained for assets being disposed of; and the timing and amount of deferred consideration collected; our ability to adapt to changing market conditions and technologies; disruptions to our information technology and our inability to implement technology initiatives; costs, diversion of management’s attention, and potential payments made in connection with the multiple class action lawsuits arising out of our IPO; and our ability to remediate several outstanding material weaknesses. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact:

U.S. Xpress Enterprises, Inc.
Brian Baubach
Sr. Vice President Corporate Finance and Investor Relations
investors@usxpress.com
Source: U.S. Xpress Enterprises, Inc.

Condensed Consolidated Income Statements (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018
Operating Revenue:
Revenue, excluding fuel surcharge	$371,184	$402,808	$746,496	$785,666
Fuel surcharge	42,678	46,950	82,729	89,800
Total operating revenue	413,862	449,758	829,225	875,466
Operating Expenses:
Salaries, wages and benefits	130,521	139,701	255,084	272,625
Fuel and fuel taxes	47,374	57,704	94,278	116,093
Vehicle rents	18,579	19,393	37,555	39,415
Depreciation and amortization, net of (gain) loss	24,752	24,149	47,814	48,855
Purchased transportation	112,579	118,681	226,584	220,457
Operating expense and supplies	29,968	29,073	57,913	58,864
Insurance premiums and claims	19,266	19,165	43,619	39,335
Operating taxes and licenses	3,406	3,509	6,579	6,910
Communications and utilities	2,185	2,425	4,450	4,891
Gain on sale of subsidiary	(670)	-	(670)	-
General and other operating	17,115	15,940	34,594	33,149
Total operating expenses	405,075	429,740	807,800	840,594
Operating Income	8,787	20,018	21,425	34,872
Other Expenses (Income):
Interest Expense, net	5,296	12,298	10,899	24,956
Early extinguishment of debt	-	7,753	-	7,753
Equity in loss of affiliated companies	90	(119)	179	177
Other, net	-	242	26	167
	5,386	20,174	11,104	33,053
Income (loss) Before Income Taxes	3,401	(156)	10,321	1,819
Income Tax Provision (Benefit)	415	(1,191)	2,316	(598)
Net Income	2,986	1,035	8,005	2,417
Net Income attributable to non-controlling interest	314	420	612	643
Net Income attributable to controlling interest	$2,672	$615	$7,393	$1,774

Income Per Share
Basic earnings per share	$0.05	$0.04	$0.15	$0.17
Basic weighted average shares outstanding	48,742	14,214	48,569	10,321
Diluted earnings per share	$0.05	$0.04	$0.15	$0.17
Diluted weighted average shares outstanding	49,312	14,456	49,184	10,443

Condensed Consolidated Balance Sheets (unaudited)
	June 30,	December 31,
(in thousands)	2019	2018
Assets
Current assets:
Cash and cash equivalents	$3,560	$9,892
Customer receivables, net of allowance of $106 and $59, respectively	184,275	190,254
Other receivables	20,423	20,430
Prepaid insurance and licenses	10,420	11,035
Operating supplies	7,191	7,324
Assets held for sale	12,702	33,225
Other current assets	18,692	13,374
Total current assets	257,263	285,534
Property and equipment, at cost	939,619	898,530
Less accumulated depreciation and amortization	(392,420)	(379,813)
Net property and equipment	547,199	518,717
Other assets:
Operating lease right-of-use assets	200,734	-
Goodwill	57,708	57,708
Intangible assets, net	28,065	28,913
Other	24,892	19,615
Total other assets	311,399	106,236
Total assets	$1,115,861	$910,487
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$61,289	$63,808
Book overdraft	9,791	-
Accrued wages and benefits	22,412	24,960
Claims and insurance accruals	47,334	47,442
Other accrued liabilities	8,737	8,120
Liabilities associated with assets held for sale	-	6,856
Current portion of operating leases	58,162	-
Current maturities of long-term debt and finance leases	88,490	113,094
Total current liabilities	296,215	264,280
Long-term debt and finance leases, net of current maturities	352,010	312,819
Less debt issuance costs	(1,211)	(1,347)
Net long-term debt and finance leases	350,799	311,472
Deferred income taxes	21,802	19,978
Long term liabilites associated with assets held for sale	-	8,353
Other long-term liabilities	6,828	7,713
Claims and insurance accruals, long-term	58,292	60,304
Noncurrent operating lease liability	142,356	-
Commitments and contingencies	-	-
Stockholders' Equity:
Common Stock	489	484
Additional paid-in capital	248,386	251,742
Accumulated deficit	(9,942)	(17,335)
Stockholders' equity	238,933	234,891
Noncontrolling interest	636	3,496
Total stockholders' equity	239,569	238,387
Total liabilities and stockholders' equity	$1,115,861	$910,487

Condensed Consolidated Cash Flow Statements (unaudited)
	Six Months Ended June 30,
(in thousands)	2019	2018
Operating activities
Net income	$8,005	$2,417
Adjustments to reconcile net income to net cash provided by operating activities:
Early extinguishment of debt	-	7,753
Deferred income tax provision	1,824	(959)
Depreciation and amortization	44,401	46,792
Losses on sale of property and equipment	3,413	2,063
Share based compensation	1,880	629
Other	572	(5,745)
Gain on sale of subsidiary	(670)	-
Changes in operating assets and liabilities
Receivables	5,320	(17,531)
Prepaid insurance and licenses	612	(504)
Operating supplies	72	(1,042)
Other assets	(3,288)	(3,777)
Accounts payable and other accrued liabilities	(2,167)	(15,353)
Accrued wages and benefits	(2,401)	4,356
Net cash provided by operating activities	57,573	19,099
Investing activities
Payments for purchases of property and equipment	(105,137)	(62,864)
Proceeds from sales of property and equipment	23,041	15,355
Other	-	(500)
Proceeds from sale of subsidiary, net of cash	(8,259)	-
Net cash used in investing activities	(90,355)	(48,009)
Financing activities
Borrowings under lines of credit	10,700	214,432
Payments under lines of credit	(9,900)	(243,765)
Borrowings under long-term debt	65,704	244,677
Payments of long-term debt and finance leases	(51,936)	(427,341)
Payments of financing costs	-	(4,151)
Proceeds from IPO, net of issuance costs	-	247,098
Tax withholding related to net share settlement of restricted stock awards	(44)	-
Purchase of noncontrolling interest	(8,659)	-
Payments of long-term consideration for business acquisition	(990)	(1,010)
Repurchase of membership units	-	(217)
Book overdraft	9,791	(3,537)
Net cash provided by financing activities	14,666	26,186
Change in cash balances of assets held for sale	11,784	-
Net change in cash and cash equivalents	(6,332)	(2,724)
Cash and cash equivalents
Beginning of year	9,892	9,232
End of period	$3,560	$6,508

Key Operating Factors & Truckload Statistics (unaudited)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2019	2018	Change	2019	2018	Change
Operating Revenue:
Truckload[1]	$331,727	$344,447	-3.7%	$660,795	$672,764	-1.8%
Fuel Surcharge	42,678	46,950	-9.1%	82,729	89,800	-7.9%
Brokerage	39,457	58,361	-32.4%	85,701	112,902	-24.1%
Total Operating Revenue	$413,862	$449,758	-8.0%	$829,225	$875,466	-5.3%

Operating Income:
Truckload	$7,503	$18,590	-59.6%	$17,344	$31,093	-44.2%
Brokerage	$1,284	$1,428	-10.1%	$4,081	$3,779	8.0%
	$8,787	$20,018	-56.1%	$21,425	$34,872	-38.6%

Operating Ratio:
Operating Ratio	97.9%	95.5%	2.5%	97.4%	96.0%	1.5%
Adjusted Operating Ratio[2]	97.5%	93.4%	4.4%	96.6%	94.7%	2.0%

Truckload Operating Ratio	98.0%	95.3%	2.8%	97.7%	95.9%	1.9%
Adjusted Truckload Operating Ratio[2]	97.6%	92.7%	5.3%	96.8%	94.4%	2.5%
Brokerage Operating Ratio	96.7%	97.6%	-0.9%	95.2%	96.7%	-1.6%

Truckload Statistics:[3]
Revenue Per Mile[1]	$2.118	$2.105	0.6%	$2.123	$2.078	2.2%

Average Tractors -
Company Owned	4,548	4,955	-8.2%	4,613	5,054	-8.7%
Owner Operators	1,738	1,344	29.3%	1,667	1,223	36.3%
Total Average Tractors	6,286	6,299	-0.2%	6,280	6,277	0.0%

Average Revenue Miles Per Tractor Per Week	1,791	1,816	-1.4%	1,779	1,814	-1.9%

Average Revenue Per Tractor Per Week[1]	$3,792	$3,823	-0.8%	$3,777	$3,771	0.2%

Total Miles	162,217	163,009	-0.5%	319,201	324,066	-1.5%

Total Company Miles	114,344	125,206	-8.7%	228,125	255,532	-10.7%

Total Independent Contractor Miles	47,873	37,803	26.6%	91,076	68,534	32.9%

Independent Contractor fuel surcharge	12,233	10,514	16.3%	22,713	18,470	23.0%

[1] Excluding fuel surcharge revenues
[2] See GAAP to non-GAAP reconciliation in the schedules following this release
[3] Excludes revenue, miles and tractors for services performed in Mexico.

Non-GAAP Reconciliation - Adjusted Operating Income and Adjusted Operating Ratio (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
GAAP Presentation:
Total revenue	$413,862	$449,758	$829,225	$875,466
Total operating expenses	(405,075)	(429,740)	(807,800)	(840,594)
Operating Income	$8,787	$20,018	$21,425	$34,872
Operating ratio	97.9%	95.5%	97.4%	96.0%

Non-GAAP Presentation
Total revenue	$413,862	$449,758	$829,225	$875,466
Fuel surcharge	(42,678)	(46,950)	(82,729)	(89,800)
Revenue, excluding fuel surcharge	371,184	402,808	746,496	785,666

Total operating expenses	405,075	429,740	807,800	840,594
Adjusted for:
Fuel surcharge	(42,678)	(46,950)	(82,729)	(89,800)
Mexico transition costs[1]	(1,200)	-	(4,600)	-
Gain on sale of subsidiary[2]	670	-	670	-
IPO related costs[3]	-	(6,437)	-	(6,437)
Adjusted operating expenses	361,867	376,353	721,141	744,357
Adjusted Operating Income	$9,317	$26,455	$25,355	$41,309
Adjusted operating ratio	97.5%	93.4%	96.6%	94.7%

Non-GAAP Reconciliation - Truckload Adjusted Operating Income and Adjusted Operating Ratio (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Truckload GAAP Presentation:
Total Truckload revenue	$374,405	$391,397	$743,524	$762,564
Total Truckload operating expenses	(366,902)	(372,807)	(726,180)	(731,471)
Truckload Operating Income	$7,503	$18,590	$17,344	$31,093
Truckload Operating ratio	98.0%	95.3%	97.7%	95.9%

Truckload Non-GAAP Presentation
Total Truckload revenue	$374,405	$391,397	$743,524	$762,564
Fuel surcharge	(42,678)	(46,950)	(82,729)	(89,800)
Revenue, excluding fuel surcharge	331,727	344,447	660,795	672,764

Total Truckload operating expenses	366,902	372,807	726,180	731,471
Adjusted for:
Fuel surcharge	(42,678)	(46,950)	(82,729)	(89,800)
Mexico transition costs[1]	(1,200)	-	(4,600)	-
Gain on sale of subsidiary[2]	670	-	670	-
IPO related costs[3]	-	(6,437)	-	(6,437)
Truckload Adjusted operating expenses	323,694	319,420	639,521	635,234
Truckload Adjusted Operating Income	$8,033	$25,027	$21,274	$37,530
Truckload Adjusted operating ratio	97.6%	92.7%	96.8%	94.4%

[1] During the second quarter and six months ended June 30, 2019, we incurred expenses related to the exit of our Mexico business totaling $1,200 and $4,600
[2]During the second quarter we recognized a gain on the sale of our Mexico business
[3] During the second quarter, we incurred one time expenses for the IPO related to pay out of our SAR program and deal bonuses totaling $6,437.

Non-GAAP Reconciliation - Adjusted Net Income and EPS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018
GAAP: Net Income attributable to controlling interest	$2,672	$615	$7,393	$1,774
Adjusted for:
Income tax benefit	415	(1,191)	2,316	(598)
Income (loss) before income taxes attributable to controlling interest	$3,087	$(576)	$9,709	$1,176
Mexico transition costs[1]	1,200	-	4,600	-
Gain on sale of subsidiary[2]	(670)	-	(670)	-
Debt extinguishment costs in conjunction with IPO[3]	-	7,753	-	7,753
IPO-related costs[4]	-	6,437	-	6,437
Adjusted income before income taxes	3,617	13,614	13,639	15,366
Adjusted income tax provision	705	2,328	3,457	2,921
Non-GAAP: Adjusted Net Income attributable to controlling interest	$2,912	$11,286	$10,182	$12,445

GAAP: Earnings per diluted share	$0.05	$0.04	$0.15	$0.17
Adjusted for:
Income tax (benefit) expense attributable to controlling interest	0.01	(0.08)	0.05	(0.06)
Income (loss) before income taxes attributable to controlling interest	$0.06	$(0.04)	$0.20	$0.11
Mexico transition costs[1]	0.02	-	0.09	-
Gain on sale of subsidiary[2]	(0.01)	-	(0.01)	-
Debt extinguishment costs in conjunction with IPO[3]	-	0.54	-	0.74
IPO-related costs[4]	-	0.45	-	0.62
Adjusted income before income taxes	0.07	0.95	0.28	1.47
Adjusted income tax provision	0.01	0.16	0.07	0.28
Non-GAAP: Adjusted Net Income attributable to controlling interest	$0.06	$0.79	$0.21	$1.19

[1] During the second quarter and six months ended June 30, 2019, we incurred expenses related to the exit of our Mexico business totaling $1,200 and $4,600, respectively.
[2]During the second quarter we recognized a gain on the sale of our Mexico business.
3 In connection with the IPO, we recognized an early extinguishment of debt charge related to our then existing term loan.
[4] During the second quarter, we incurred one time expenses for the IPO related to pay out of our SAR program and deal bonuses totaling $6,437

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